UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549


                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.


                                February 18, 2005
                Date of Report (Date of Earliest Event Reported)



                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)



                         Commission File Number: 0-31905



         Utah                                                  59-2780520
(State of Incorporation)                              (I.R.S. Employer I.D. No)


                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)


                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      As previously reported, effective September 28, 2004, the Registrant entered into an Investment Agreement (the "Biofrontera Agreement") with Biofrontera AG, a German corporation ("Biofrontera") and the shareholders of Biofrontera. Pursuant to the Biofrontera Agreement, the Registrant agreed to purchase Series B preferred shares of Biofrontera which would have given the Registrant an equity interest of approximately 51% in Biofrontera. The purchase price of the shares was 20 million Euro, payable in monthly installments of 833,333 Euro over a period of 24 months.

      The transaction was conditioned upon the effectiveness of a registration statement to be filed under the Securities Act of 1933 by the Registrant with respect to a financing agreement with Dutchess Private Equities Fund, II, L.P. The Biofrontera Agreement provided that if the registration statement did not become effective on or before February 7, 2005, either party had the ability to terminate the Biofrontera Agreement without liability. The registration statement had not become effective as of such date. After discussions with Biofrontera, on February 18, 2005, the Registrant exercised its right to terminate the Biofrontera Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 25th day of February, 2005.


                                              DNAPrint genomics, Inc.


                                              By: /s/ Richard Gabriel
                                                 -----------------------------
                                                 Richard Gabriel, President


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